Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS
ANNOUNCES APPOINTMENT OF
SENIOR VICE PRESIDENT – RETAIL BANKING

Riverside, Calif. – February 4, 2014 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B., announced today that the Bank appointed Gwendolyn L. Wertz as Senior Vice President of Retail Banking.  Ms. Wertz has more than 25 years of experience with financial institutions including the last 10 years in senior management roles.
Ms. Wertz joins the Bank most recently from CommerceWest Bank where she was responsible for the management of commercial banking activities, treasury management and specialty banking.  Prior to that she was with Opportunity Bank, N.A. where she was responsible for the commercial treasury sales and service team.  Her experience includes depository growth initiatives, operations, compliance, and deposit acquisition management.
Craig G. Blunden, Chairman and Chief Executive officer, stated, “I am pleased with the addition of Gwen (Gwendolyn) to our senior management team.  Her experience is well balanced in sales and service, as well as operations and compliance which are key elements in our continued success.”
 “I am excited to be joining the team of banking professionals at Provident,” stated Wertz.  “I believe that Provident is well positioned to capitalize on the outstanding growth potential in the markets we serve.”

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer